UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2011

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2011, the Board of Directors of AT&T Inc. (AT&T) approved the following minor technical amendments to the Bylaws of AT&T:

•	the term “written notice” was changed to “notice” in Article I, Section 3 to clarify that notice of stockholder meetings may be given electronically;
•
certain language that was added to Article II, Section 1 in 2004 in connection with the transition from a classified Board structure to annual director elections was deleted, since the transition is complete;

•
Article II, Sections 5 and 7 were amended to provide that notice of special meetings and committee meetings of the Board of Directors, and waivers of such notice, may be given by electronic transmission, as defined in the Delaware General Corporation Law; and

•	the term “Vice President-Chief Financial Officer” was changed to “Chief Financial Officer” in Article III to be consistent with current officer titles.

The preceding discussion of AT&T's amended Bylaws is qualified in its entirety by the text of the Bylaws, which is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Bylaws as they existed prior to the amendment is included as Exhibit 3 to AT&T’s Current Report on Form 8-K dated December 18, 2009 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.   Description

3 Bylaws amended June 24, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: June 27, 2011	By: /s/ Ann E. Meuleman Ann E. Meuleman Senior Vice President and Secretary